Exhibit 3(ix)

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HEINZ CREDIT LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SEVENTH DAY OF APRIL, A.D. 1983, AT 10 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE SEVENTH DAY OF APRIL, A.D. 1993, AT 2 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-NINTH DAY OF NOVEMBER, A.D. 1995, AT 2:30 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-NINTH DAY OF APRIL, A.D. 2002, AT 1:30 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE SECOND DAY OF MAY, A.D. 2003, AT 1:29 O’CLOCK P.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “H.J. HEINZ CREDIT COMPANY” TO “HEINZ CREDIT LLC”, FILED THE SECOND DAY OF APRIL, A.D. 2008, AT 9:44 O’CLOCK A.M.

CERTIFICATE OF FORMATION, FILED THE SECOND DAY OF APRIL, A.D. 2008, AT 9:44 O’CLOCK A.M.

	Jeffrey W. Bullock, Secretary of State
2007624 8100H	AUTHENTICATION:	0465760
130679533	DATE:	05-29-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	PAGE 2
The first State

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “HEINZ CREDIT LLC”.

	Jeffrey W. Bullock, Secretary of State
2007624 8100H	AUTHENTICATION:	0465760
130679533	DATE:	05-29-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION of H. J. HEINZ CREDIT COMPANY

1. The name of the corporation is H. J. Heinz Credit Company.

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to lend money and negotiate loans; to draw, accept, endorse, discount, buy, sell, and deliver bills of exchange, promissory notes, bonds, debentures, coupons and other negotiable instruments and securities; to issue on commission, subscribe for, take, acquire, and hold, sell, exchange, and deal in, shares, stocks, bonds, obligations, securities of any government or authority or company; to form, promote, subsidize and assist companies, syndicates, and partnerships of all kinds; to give any guarantee for the payment of money or the performance of any obligation or undertaking; to undertake and execute any trusts; to acquire, improve, manage, work, develop, exercise all rights in respect of, lease, mortgage, sell, dispose of, turn to account and otherwise deal with, property of all kinds, and in particular relating to lands, buildings, concessions, patents, business concerns, and undertakings; to enter into any arrangements with any authorities, municipal, local or otherwise that may seem conducive to the company’s objects or any of them and to obtain from any such government or authority any rights, privileges, and concessions which the company may think it desirable to obtain, and to carry out, exercise and comply with any such arrangement, rights, privileges and concessions; and to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value $1.00 per share.

5. The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS

H. J. Heinz Company,	Post Office Box 57
a Pennsylvania corporation	Pittsburgh, Pennsylvania 15230

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conference by [ILLEGIBLE] the board of directors is expressly authorized:

(a)	To make, alter or repeal the by-laws of the corporation.

(b)	To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

(c)	To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(d)	By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amend the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

(e)	When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of

Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for [ILLEGIBLE] corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly has hereunto executed this certificate this 21st day of April, 1983.

Attest:		H. J. HEINZ COMPANY

By		By

	Howard R. Spicher		S. Donald Wiley
	Assistant Secretary		Senior Vice President,
General Counsel and Secretary

[Corporate Seal]

COMMONWEALTH OF PENNSYLVANIA	)
	)	ss:
COUNTY OF ALLEGHENY	)

On this 21st day of April, 1983, before me a Notary Public in and for the County of Allegheny, Commonwealth of Pennsylvania, personally appeared S. Donald Wiley, Senior Vice President, General Counsel and Secretary of H. J. Heinz Company, and Howard R. Spicher, Assistant Secretary of H. J. Heinz Company, known to me to be the persons described in the foregoing instrument and acknowledged that they executed the same in the capacities therein stated and for the purpose therein contained, and that the facts stated therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

Notary Public

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 04/07/1993 723097082 – 2007624

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

H.X. INVESTMENTS, INC.

INTO ITS PARENT

H.J. HEINZ CREDIT COMPANY

PURSUANT TO SECTION 253 OF THE GENERAL

CORPORATION LAW OF THE STATE OF DELAWARE

The undersigned, H.J. HEINZ credit company (“HCC”), a Delaware corporation, pursuant to Section 253 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: HCC is a corporation duly organized and existing under the laws of the State of Delaware.

SECOND: H.X. Investments, Inc. (“HXI”) is a corporation duly organized and existing under the laws of the State of Oregon.

THIRD: HCC owns 100% of the issued and outstanding shares of common stock of HXI.

FOURTH: The following resolutions providing for the merger of HXI with and into its parent, HCC were adopted by the Board of Directors of HCC, in a meeting held on January 5, 1993:

RESOLVED, that the merger of H.X. Investments, Inc. (“HXI”), a wholly owned subsidiary of H.J. Heinz Credit Company (“HCC”), with and into HCC, with HCC to be the surviving corporation, be and hereby is, approved;

FURTHER RESOLVED, that the Articles of Merger and Certificate of Merger, including the Plan of Merger, In a form or substantially in the form as attached hereto as Appendix E, with such changes therein and additions thereto as the proper officers of HCC executing the same shall approve, be and they hereby are approved and adopted;

FURTHER RESOLVED, that HXI be merged with and into HCC in a transaction which qualifies as a complete liquidation pursuant to Section 332 of the Internal Revenue Code of 1986, as amended (the “Code”) Which requires the basis of assets to be determined pursuant to Section 334(b)(1) of the Code and that HCC assume all obligations and liabilities of HXI;

FURTHER RESOLVED, that the President, any vice President, Treasurer, Secretary or Assistant Secretary of HCC (the “Officers”) be, and each of them hereby is,

USX 15655 616.2 01/20/93

authorized and directed to execute, deliver and/or file on behalf of HCC any and all agreements, certificates and other documents, including but not limited to a Certificate of Ownership, as such Officer deems necessary or appropriate in order to effect the merger;

FURTHER RESOLVED, that the Officers be, and each of them hereby is, authorized to take any and all action for and on behalf of the Company that any of the Officers may determine to be necessary, desirable or appropriate to carry into effect the foregoing resolutions; and

FURTHER RESOLVED, that all actions taken by the Officers prior to the adoption of these resolutions in connection with the transactions described above are hereby approved, ratified and confirmed.

FIFTH: The name of the surviving corporation shall be H. J. Heinz credit Company and it shall be governed by the laws of the State of Delaware.

SIXTH: This Certificate of Ownership and Merger shall become effective upon its filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, H.J. Heinz Credit Company has caused this Certificate of Ownership and Merger to be signed by James A. Backo, its President and attested by Karyll A. Davis, its Assistant Secretary, this 15th day of March, 1993.

ATTEST:		H.J. HEINZ CREDIT COMPANY

By:	Karyll A. Davis	By:	James A. Backo
Title:	Assistant Secretary	Title:	President

[CORPORATE SEAL]

USX 15655 616.2 01/20/93

2

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:30 PH 11/29/1995 950277045 – 2007624

CERTIFICATE OF MERGER

OF

H. J. HEINZ LEASING COMPANY

WITH AND INTO

H.J. HEINZ CREDIT COMPANY

The undersigned, H.J. Heinz Credit Company, a Delaware corporation organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

H.J. Heinz Credit Company	Delaware
H. J. Heinz Leasing Company	Delaware

SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is H.J. Heinz Credit Company.

FOURTH: That the Certificate of Incorporation of H.J. Heinz Credit Company, a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 877 W. Main Street, Suite 510, Boise, Idaho 83702.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

H.J. HEINZ CREDIT COMPANY

DATE:	11/27/95	By

Kaye S. Woods President

11/8/95	USX 9710- 1 919-5

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:30 PM 04/29/2002 020271583 – 2007624

CERTIFICATE OF MERGER

OF

N.Z. INVESTMENT CORPORATION

AND

H.J. HEINZ CREDIT COMPANY

It is hereby certified that;

1. The constituent business corporations participating in the merger herein certified are:

(i) N.Z. Investment Corporation, which is incorporated under the laws of the State of Delaware, and

(ii) H.J. Heinz Credit Company, which is incorporated under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware

3. The Merger shall be effected as a tax-free reorganization pursuant to Section 368(a)(l)(A ) of the Internal Revenue Code of 1986 as amended.

4. The name of the surviving corporation in the merger herein certified is HJ. Heinz Credit Company, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

5. The Certificate of Incorporation of H.J. Heinz Credit Company, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

6. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

First Interstate Center Suite 604 877 West Main Street Boise, ID 83702

7. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

Dated: April 26, 2002

N.Z. Investment Corporation

By:

	Name:	Kimberly A. Kirkpatrick
	Title:	Assistant Secretary

Dated: April 26, 2002

H.J. Heinz Credit Company

By:

	Name:	Kimberly A. Kirkpatrick
	Title:	Assistant Secretary

DE BC D-:CERTIFICATE OF MERGER L/F D>D 09/98-2 (#482)

1147608-1:PGHI

State of Delaware Secretary of State Delivered 01:29 PM 05/02/2003 FILED 01:29 PM 05/02/2003 SRV 030286023 – 2007624 FILE

CERTIFICATE OF MERGER

OF

GREENSLEEVES CORPORATION

INTO

H.J. HEINZ CREDIT COMPANY

* * * * * * * *

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

Greensleeves Corporation	Delaware

H.J. Heinz Credit Company	Delaware

SECOND: Than an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is H.J. Heinz Credit Company,

FOURTH: That the Certificate of Incorporation of H.J. Heinz Credit Company, a Delaware corporation, which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which is 60th Floor, 600 Grant Street, Pittsburgh, PA 15219.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

Dated: May 2nd, 2003	H.J. Heinz Credit Company

By:

	Name:	Bonnie L. Pastorius
	Title:	Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 09:44 AM 04/02/2008 FILED 09:44 AM 04/02/2008 SRV 080384405 – 2007624 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

OF

H. J. HEINZ CREDIT COMPANY

This Certificate of Conversion of H. J. Heinz Credit Company (the “Company”) is made pursuant to Section 18-214 of the Delaware Limited Liability Company Act (the “Act”).

The undersigned does hereby certify that:

1.	CONVERTING COMPANY NAME. The name of the Delaware general corporation converting to a Delaware limited liability company is H. J. Heinz Credit Company.

2.	DATE. The Company was incorporated in the State of Delaware on April 27, 1983.

3.	LIMITED LIABILITY COMPANY NAME. The name of the Delaware limited liability company as set forth in its Certificate of Formation filed on this day with the State of Delaware is Heinz Credit LLC.

4.	EXECUTION. The undersigned has been authorized to execute and file this Certificate of Conversion with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on March 31, 2008, to be effective on the date of its filing with the Secretary of State of Delaware.

H. J. Heinz Credit Company, a Delaware Corporation

By:

Name:	Leonard A. Cullo, Jr.
Title:	President/Authorized Officer

State of Delaware Secretary of State Division of Corporations Delivered 09:44 AM 04/02/2008 FILED 09:44 AM 04/02/2008 SRV 080384405 – 2007624 FILE

CERTIFICATE OF FORMATION

OF

HEINZ CREDIT LLC

This certificate of Formation of HEINZ CREDIT LLC (the “Company”) is made pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”).

The undersigned does hereby certify that:

1.	NAME. The name of the limited liability company is HEINZ CREDIT LLC

2.	REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of the limited liability company in Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the name and address of the registered agent of the limited liability company for service of process in Delaware required to be maintained by Section 18-104 of the Act is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.	Execution. The undersigned has been authorized to execute and file this Certificate of Formation with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on March 31, 2008 to be effective on the date of its filing with the Secretary of State of Delaware.

H. J. HEINZ COMPANY, a Pennsylvania corporation, as sole member

By:

Name:	Leonard A. Cullo, Jr.
Title:	Vice President - Treasurer